UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2023

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2023, Thomas Pacheco informed Acushnet Holdings Corp. (the “Company”) of his intent to resign as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company effective August 15, 2023 to pursue other interests. The resignation was not the result of any disagreement with the Company. The board of directors of the Company and management thank Mr. Pacheco for his six years of service.
In connection with Mr. Pacheco’s separation from service with the Company, subject to his execution of a general release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, Mr. Pacheco will receive: (i) continued payment of his base salary for a period of eighteen (18) months following his separation from service, (ii) payment of the Company portion of COBRA premiums following his separation from service until the earlier of (x) (A) eighteen (18) months following the date of such separation from service and (B) February 15, 2025, and (y) the date on which Mr. Pacheco is no longer eligible for COBRA coverage or becomes eligible for coverage under a subsequent employer’s plan, and (iii) a lump sum payment in an amount equal to his target annual bonus for 2023. In the event of Mr. Pacheco’s death, any remaining salary continuation payments would be paid in a lump sum to his estate. In addition, the restricted stock units and performance stock units previously granted to Mr. Pacheco that are scheduled to vest on February 1 and 16, 2024 will remain outstanding and eligible to vest on such date in accordance with the terms of the applicable award agreements. All other unvested equity awards held by Mr. Pacheco at the time of his separation from service will be forfeited for no consideration.
In connection with Mr. Pacheco’s separation from service with the Company, he has agreed to comply with certain post-employment restrictive covenants, including a perpetual confidentiality obligation and covenants not to compete with us or solicit our employees or independent contractors for eighteen (18) months following his separation from service.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated March 20, 2023, by and between Acushnet Company and Thomas Pacheco

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Roland Giroux
Name:	Roland Giroux
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: March 24, 2023